TELESCAN, INC. AND SUBSIDIARIES
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                  Shares     Days Outstanding   Weighted Shares
                              --------------- ---------------    --------------

Quarter Ended March 31, 1997

Balance December 31, 1996         10,733,114          90              10,733,114

Common stock issuances                 5,250         45.7                  2,666
                              ---------------                      -------------

Balance March 31, 1997            10,738,364                          10,735,780
                              ===============                      =============
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                                TELESCAN, INC.
                      CALCULATION OF EARNINGS PER SHARE

                                               QUARTER ENDED
                                                 MARCH 31,
                                      --------------------------------
                                          1997                   1996
                                      -------------        ----------------

PRIMARY:
Weighted average number of shares
    of common stock                     10,735,780              10,425,346
Assumed exercise of certain
    stock options (1)                          ---                     ---
Assumed exercise of stock warrants (1)         ---                     ---
                                      -------------        ----------------
                                        10,735,780              10,425,346
                                      =============        ================


Net income (loss)                  $        13,745      $         (533,031)
                                      =============        =================


PRIMARY EARNINGS PER SHARE:

Net income (loss)                  $          0.00      $            (0.05)
                                      =============        =================


FULLY-DILUTED:
Weighted average number of shares
    of common stock                     10,735,780              10,425,346
Assumed exercise of certain
    stock options (1)                          ---                     ---
Assumed exercise of stock warrants (1)         ---                     ---
                                      -------------        ----------------
                                   $    10,735,780      $       10,425,346
                                      =============        ================


Net income (loss)                  $        13,745      $         (533,031)
                                      =============        =================


Fully-diluted earnings per share:

                                              0.00                   (0.05)
                                      =============        =================

(1) Assumed exercises are anti-dilutive for the above periods and are, therefore, excluded from the calculations of earnings per share.